Joint Filer Information

Title of Security:	Class A Common Stock
Issuer & Ticker Symbol:	HEMISPHERE MEDIA GROUP, INC. [HMTVA]
Designated Filer:	Luxor Capital Group, LP
Other Joint Filers:
Luxor Capital Partners, LP (the “Onshore Fund”);
Luxor Wavefront, LP (the “Wavefront Fund”);
Luxor Capital Partners Offshore Master Fund, LP (the “Offshore Master Fund”);
Luxor Spectrum Offshore Master Fund, LP (the “Spectrum Offshore Master Fund”);
Luxor Management, LLC (“Luxor Management”); and
Christian Leone

Addresses:
The address of each of the Onshore Fund, Wavefront Fund, Luxor Management, LCG Holdings and Mr. Leone is 1114 Avenue of the Americas, 29th Floor, New York, New York 10036.

The address of each of the Offshore Master Fund and the Spectrum Offshore Master Fund is c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands.

Signatures:

Dated:  November 14, 2013

LUXOR CAPITAL PARTNERS, LP
By: LCG Holdings, LLC, as General Partner

By:	/s/ Norris Nissim
Norris Nissim,
General Counsel

LUXOR CAPITAL PARTNERS OFFSHORE MASTER FUND, LP
By: Luxor Capital Group, LP, as investment manager

By:	/s/ Norris Nissim
Norris Nissim,
General Counsel

LUXOR WAVEFRONT, LP
By: LCG Holdings, LLC, as General Partner

By:	/s/ Norris Nissim
Norris Nissim,
General Counsel

LUXOR CAPITAL PARTNERS OFFSHORE MASTER FUND, LP
By: LCG Holdings, LLC, as General Partner

By:	/s/ Norris Nissim
Norris Nissim,
General Counsel

LUXOR CAPITAL GROUP, LP
By: Luxor Management, LLC, as General Partner

By:	/s/ Norris Nissim
Norris Nissim,
General Counsel

LUXOR MANAGEMENT, LLC

By:	/s/ Norris Nissim
Norris Nissim,
General Counsel

By:	/s/ Adam Miller
Adam Miller, as Agent
For Christian Leone